UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 7, 2005 (June 7, 2005)

Date of Report (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 7, 2005, PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for 30 consecutive trading days the bid price of its common stock closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”).  This notification from Nasdaq has no effect on the listing of the Company’s common stock on the Nasdaq National Market at this time, and the Company has not yet determined to take any particular action in response to the notification.

The letter from Nasdaq indicates that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has until December 5, 2005 (180 calendar days from the date of the letter) to regain compliance with the Minimum Bid Price Rule.  The Company may regain compliance with the Minimum Bid Price Rule if, at any time before December 5, 2005, the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, although the Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance.  The letter states that, if compliance with the minimum Bid Price Rule cannot be demonstrated by December 5, 2005, the Nasdaq staff will provide written notification that the Company’s common stock will be delisted, and at that time the Company may appeal the staff’s determination to a Listing Qualifications Panel.  The letter also indicates that, alternatively, the Company may apply to transfer its common stock to The Nasdaq SmallCap Market if the Company satisfies the requirements for initial inclusion on the Nasdaq SmallCap Market, other than the Minimum Bid Price Rule, and that if the application is approved, the Company will be afforded the remainder of the Nasdaq SmallCap Market’s additional 180-day compliance period to regain compliance with the Minimum Bid Price Rule while on the Nasdaq SmallCap Market.

No assurance can be given that the Company will be able to regain compliance with the Minimum Bid Price Rule by December 5, 2005, that it will be eligible to transfer to The Nasdaq SmallCap Market or that, if it is able to transfer to The Nasdaq SmallCap Market, that it will be able to regain compliance with the Minimum Bid Price Rule within any additional compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary